SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of Earliest Event Reported): November 28, 2006
BabyUniverse, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-32577	65-0797093

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Identification No.)

150 South US Highway One, Suite 500, Jupiter, Florida		33309

(Address of Principal Executive Offices)		(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (954) 771-5160

N/A

(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance or Management

Item	5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 28, 2006, BabyUniverse, Inc. (the “Company”) appointed Mr. Michael Hull as its Chief Financial Officer, effective December 11, 2006. Prior to joining the Company, Mr. Hull, 53, was engaged as a consultant for a $40 billion multinational company, where he assisted in its compliance with the Sarbanes Oxley Act of 2002. Previous to this engagement, Mr. Hull was chief financial officer of BCT International, a publicly traded franchisor of wholesale printing businesses. Prior to his employment at BCT International, Mr. Hull spent 11 years with PricewaterhouseCoopers.
     In connection with Mr. Hull’s appointment, the Company entered into an employment contract with Mr. Hull (the “Employment Contract”), a copy of which is filed herewith as Exhibit 10.1. The initial term of the Employment Contract will be one year, commencing on December 11, 2006, with automatic one-year renewals, unless either the Company or Mr. Hull elects not to renew the Employment Contract. Under the Employment Contract, Mr. Hull will receive an annual base salary of $135,000 and be eligible for an annual cash bonus at the sole discretion of the Company’s compensation committee. In addition, Mr. Hull will be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to the Company’s other executives, and shall receive all benefits, welfare benefit plans, practices, policies and programs, applicable generally to the Company’s other executives.
     In the event the Employment Contract is terminated by the Company for cause, for voluntary termination by Mr. Hull without cause, or upon Mr. Hull’s death or disability, Mr. Hull will be entitled to his base salary earned through the date of termination, any accrued vacation and all applicable reimbursements for reasonable business expenses as provided under the Employment Contract. In the event the Employment Contract is terminated for reasons other than by the Company for cause, for voluntary termination by Mr. Hull without cause, or upon Mr. Hull’s death or disability, Mr. Hull will be entitled to his base salary earned through the date of termination, any accrued vacation and all applicable reimbursements for reasonable business expenses as provided under the Employment Contract, plus a severance payment equal to one-twelfth of his base salary, with an additional one-twelfth of the base salary for each full year that the Employment Contract and any extension was in effect
     A copy of the Company’s press release, dated November 30, 2006, announcing the appointment of Mr. Hull is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
c) Exhibits

Exhibit No.	Description

10.1	Employment Contract, dated November 28, 2006, between the Company and Michael R. Hull
99.1	Press Release of the Company, dated November 30, 2006
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2006	BabyUniverse, Inc.
/s/ John C. Textor
	Name:	John C. Textor
	Title:	Chief Executive Officer (Principal Executive Officer)

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